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                                                        EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Union Tank Car Company for the registration of $300,000,000 of debt securities and pass through certificates and to the incorporation by reference therein of our report dated March 11, 1997, with respect to the consolidated financial statements of Union Tank Car Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Chicago, Illinois
January 26, 1998